UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 8, 2020
Date of Report (date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(281) 293-6600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2020, the Board of Directors of Phillips 66 (the "Company") appointed Lisa A. Davis to serve as an independent director on the Board. Ms. Davis was appointed to the class of directors whose term expires at the Company's annual meeting of shareholders in 2023. Ms. Davis will serve as a member of the Human Resources and Compensation Committee and the Public Policy Committee of the Board.

Ms. Davis will receive compensation in accordance with the Company's standard compensation arrangements for non-employee directors, which are more fully described under the caption "Non-Employee Director Compensation" in the Company's proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2020, as may be adjusted by the Board from time to time.

There are no arrangements or understandings pursuant to which Ms. Davis was appointed to the Board, and there are no transactions between Ms. Davis and the Company since the beginning of the Company's last fiscal year or any currently proposed transaction, or series of similar transactions, in which the amount involved exceeds $120,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: October 9, 2020	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President